Exhibit 99.5

HOMETOWN BANKSHARES CORP 202 SOUTH JEFFERSON STREET ROANOKE, VA 24011

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 03/18/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 03/18/2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL #
NAME

THE COMPANY NAME INC. - COMMON

THE COMPANY NAME INC. - CLASS A

THE COMPANY NAME INC. - CLASS B

THE COMPANY NAME INC. - CLASS C

THE COMPANY NAME INC. - CLASS D

THE COMPANY NAME INC. - CLASS E

THE COMPANY NAME INC. - CLASS F

THE COMPANY NAME INC. - 401 K

	SHARES	123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	PAGE 1 OF 2

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.					For	Against	Abstain

1   To approve the Agreement and Plan of Reorganization, dated as of October 1, 2018, between American National Bankshares Inc. (“American National”) and HomeTown Bankshares Corporation (“HomeTown”), including the related plan of merger, pursuant to which HomeTown will merge into American National (the “merger proposal”).

2   To approve, in a non-binding advisory vote, certain compensation that may become payable to HomeTown’s named executive officers in connection with the merger.

3   To adjourn the meeting, if necessary or appropriate, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to approve the merger proposal.

					☐ ☐ ☐	☐ ☐ ☐	☐ ☐ ☐
NOTE: In their discretion, the proxy agents are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.
Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

SHARES CUSIP # SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]	Date	JOB #	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice & Joint Proxy Statement/Prospectus are available at www.proxyvote.com.

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HOMETOWN BANKSHARES CORP Special Meeting of Shareholders March 19, 2019 2:00 PM This proxy is solicited by the Board of Directors

The undersigned hereby appoints Nadia Summo and Sheri Rock, or either of them, as proxies, with full power of substitution to vote all shares of common stock, $5.00 par value per share of HomeTown Bankshares Corporation (the “Company”) that the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Company’s special meeting of shareholders, to be held in Fitzpatrick Hall of The Jefferson Center, 541 Luck Avenue, S.W., Roanoke, Virginia, on Tuesday, March 19, 2019, at 2:00 p.m., and at any adjournment thereof, as follows:

THE STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF AUTHORITY TO VOTE IS NOT WITHHELD, OR IF NO CHOICE IS SPECIFIED, THE STOCK REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS FOR ITEMS (1), (2) AND (3).

Continued and to be signed on reverse side